EXHIBIT 10.9

Freddie Mac Loan Number: 503819654
Property Name: Avery Point Apartments

GUARANTY

MULTISTATE

(Revised 10-11-2017)

THIS GUARANTY (“Guaranty”) is entered into to be effective as of December 15, 2017, by STEADFAST APARTMENT REIT III, INC., a Maryland corporation (“Guarantor”, collectively if more than one), for the benefit of BERKELEY POINT CAPITAL LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.
Pursuant to the terms of a Multifamily Loan and Security Agreement dated the same date as this Guaranty (as amended, modified or supplemented from time to time, the “Loan Agreement”), STAR III AVERY POINT, LLC, a Delaware limited liability company (“Borrower”) has requested that Lender make a loan to Borrower in the amount of $31,220,000.00 (“Loan”). The Loan will be evidenced by one or more Multifamily Note(s) from Borrower to Lender dated effective as of the effective date of this Guaranty (as amended, modified or supplemented from time to time, and collectively if applicable, the “Note”). The Note will be secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated effective as of the effective date of the Note (as amended, modified or supplemented from time to time, the “Security Instrument”), encumbering the Mortgaged Property described in the Loan Agreement.

B.	As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

C.	Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material benefit from the making of the Loan.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

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1.
Defined Terms. The terms “Indebtedness,” “Loan Documents,” and “Property Jurisdiction,” and other capitalized terms used but not defined in this Guaranty, will have the meanings assigned to them in the Loan Agreement.

2.	Scope of Guaranty.

(a)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender each of the following:

(i)	Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	Guarantor guarantees a portion of the Indebtedness (including interest at the Note rate) equal to 0% of the original principal balance of the Note (“Base Guaranty”).

(B)
In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note (provided, however, that Guarantor will have no liability for failure of Borrower or SPE Equity Owner to comply with (I) Section 6.13(a)(xviii) of the Loan Agreement, and (II) the requirement in Section 6.13(a)(x)(B) of the Loan Agreement as to payment of trade payables within 60 days of the date incurred).

(C)	Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)
Guarantor guarantees the full and prompt payment and performance of, and compliance with, all of Borrower’s obligations under Sections 6.12, 10.02(b) and 10.02(d) of the Loan Agreement when due and the accuracy of Borrower’s representations and warranties under Section 5.05 of the Loan Agreement.

(iii)
Guarantor guarantees the full and prompt payment and performance of, and compliance with, Borrower’s obligations under Section 6.09(e)(v) of the Loan Agreement to the extent Property Improvement Alterations have commenced and remain uncompleted.

(iv)	through (vi) Reserved.

(b)	If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then the following will be applicable:

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(i)
The Base Guaranty will mean and include, and Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender, the full and complete prompt payment of the entire Indebtedness, the performance of and/or compliance with all of Borrower’s obligations under the Loan Documents when due, and the accuracy of Borrower’s representations and warranties contained in the Loan Documents.

(ii)
 For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B) and 2(a)(i)(C) will be part of, and not in addition to or in limitation of, the Base Guaranty.

(c)	If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then Section 2(b) will be completely inapplicable.

(d)
If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

3.        Additional Guaranty Relating to Bankruptcy.

(a)
Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

(i)	Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the Bankruptcy Code.

(ii)
Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iii)
The Mortgaged Property or any part of the Mortgaged Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iv)
An order of relief is entered against Borrower or any SPE Equity Owner pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

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(v)
An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in Borrower or any SPE Equity Owner to contribute or cause the contribution of additional capital to Borrower or any SPE Equity Owner.

(b)	For purposes of Section 3(a) the term “Related Party” will include all of the following:

(i)    Borrower, any Guarantor or any SPE Equity Owner.

(ii)
Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any Guarantor or any SPE Equity Owner or any Person that has a right to manage Borrower, any Guarantor or any SPE Equity Owner.

(iii)	Any Person in which Borrower, any Guarantor or any SPE Equity Owner has any ownership interest (direct or indirect) or right to manage.

(iv)	Any Person in which any partner, shareholder or member of Borrower, any Guarantor or any SPE Equity Owner has an ownership interest or right to manage.

(v)	Any Person in which any Person holding an interest in Borrower, any Guarantor or any SPE Equity Owner also has any ownership interest.

(vi)	Any creditor (as defined in the Bankruptcy Code) of Borrower that is related by blood, marriage or adoption to Borrower, any Guarantor or any SPE Equity Owner.

(vii)
Any creditor (as defined in the Bankruptcy Code) of Borrower that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any Guarantor or any SPE Equity Owner.

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(c)
If Borrower, any Guarantor, any SPE Equity Owner or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 3(a), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

4.
Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement, and Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreement will survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor will have no obligation under this Guaranty relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement or Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the Loan Agreement after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

5.	Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

6.
No Demand by Lender Necessary; Waivers by Guarantor. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following:

(a)
The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)
The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

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(c)
Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(d)	All rights to cause a marshalling of the Borrower’s assets or to require Lender to do any of the following:

(i)	Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an “Other Guarantor”).

(ii)	Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

(iii)	Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)	Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)	Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

(f)	Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreement to protect Lender’s interest in the Mortgaged Property.

7.	Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, all of the following will apply:

(a)	Lender may extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)
Lender may extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement or any other Loan Document, whether presently existing or entered into after the date of this Guaranty, or waive such performance or compliance.

(c)	Lender may accelerate the Maturity Date of the Indebtedness as provided in the Note, the Loan Agreement, or any other Loan Document.

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(d)	Lender and Borrower may modify or amend the Note, the Loan Agreement, or any other Loan Document in any respect, including an increase in the principal amount.

(e)	Lender may modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

8.
Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)	Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

No action of Lender described in this Section 8 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

9.
Limited Release of Guarantor Upon Transfer of Mortgaged Property. If Guarantor requests a release of its liability under this Guaranty in connection with a Transfer which Lender has approved pursuant to Section 7.05(a) of the Loan Agreement, and Borrower has provided a replacement Guarantor acceptable to Lender, then one of the following will apply:

(a)
If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from all of Guarantor’s obligations except Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

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(b)
If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i) of the Loan Agreement, then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement.

10.
Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

11.
Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

12.
Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

13.	Financial Information and Litigation. Guarantor will deliver each of the following to Lender within 10 Business Days following a Notice from Lender requesting such information:

(a)
Guarantor’s balance sheet and profit and loss statement as of the end of (A) the quarter that ended at least 30 days prior to the due date of the requested items, and/or (B) the fiscal year that ended at least 90 days prior to the due date of the requested items.

(b)    Other Guarantor financial statements as Lender may reasonably require.

(c)	Written updates on the status of all litigation proceedings that Guarantor disclosed or should have disclosed to Lender as of the date of this Guaranty.

(d)	If an Event of Default has occurred and is continuing, copies of Guarantor’s most recent filed state and federal tax returns, including any current tax return extensions.

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14.
Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

15.
Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

16.
Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

17.
Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which may arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

18.
Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

19.	Reserved.

20.	Reserved.

21.	Reserved.

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22.	Term of Existence.

(a)	This Section 22 will only apply to any Guarantor(s) that is an entity whose term of existence expires prior to the Maturity Date.

(b)	At least 6 months prior to the expiration of its term of existence (“Term”), each entity Guarantor must take one of the following actions (“Guarantor Expiration Alternatives”):

(i)	Extend its Term to a date that is at least 6 months after the Maturity Date (“Extension”) and provide Lender with Notice of the Extension.

(ii)
Cause one or more natural persons or entities who individually or collectively, as applicable, is/are acceptable to Lender, to execute and deliver to Lender a guaranty in the same form as this Guaranty, without any cost or expense to Lender.

(iii)
Deliver to Lender a letter of credit (“Term Extension Letter of Credit”) or other collateral acceptable to Lender as collateral security for the Loan. The Term Extension Letter of Credit must meet all of the following conditions:

(A)	Satisfy the requirements for Letters of Credit in Section 11.15 of the Loan Agreement.

(B)	Be in an amount equal to 10% of the outstanding principal balance of the Note.

(C)	Include an automatic renewal provision or have a term that extends six months beyond the Maturity Date of the Loan.

(c)
Guarantor must ensure the Term Extension Letter of Credit remains in force until the Loan is paid in full. If Lender receives any Notice from the Term Extension Letter of Credit Issuer that Issuer will not renew the Term Extension Letter of Credit, then Lender may immediately draw upon the Term Extension Letter of Credit in full and hold the proceeds in an escrow account.

(d)
Lender will hold the Term Extension Letter of Credit or, if Lender has previously drawn on the Term Existence Letter of Credit pursuant to Section 22(c), the proceeds of the Term Extension Letter of Credit, until the first to occur of the following:

(i)	Lender has a claim against the Guarantor under the terms of this Guaranty, in which case Lender may take either of the following actions:

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(A)	Draw on the Term Extension Letter of Credit in an amount equal to the claim and apply the proceeds to fully or partially satisfy the claim.

(B)	If Lender has previously drawn on the Term Extension Letter of Credit pursuant to Section 22(c), then Lender may apply the proceeds of such draw to fully or partially satisfy the claim.

If the amount of the claim exceeds the amount of the Term Extension Letter of Credit, Guarantor will remain liable to Lender for the remainder of the claim.

(ii)	The Loan is paid in full.

(e)
The requirement to provide a Term Extension Letter of Credit is in addition to, and not in substitution for, any requirement to provide a Letter of Credit pursuant to the Minimum Net Worth/Liquidity Rider to Guaranty (if applicable) or any other Letter of Credit required under the terms of the Loan Documents.

(f)
If Guarantor fails to exercise one of the Guarantor Expiration Alternatives at least 6 months prior to the expiration of the Term (“Term Expiration Date”), Guarantor must deliver to Lender monthly financial statements (each a “Guarantor Financial Statement”) in the form required under Section 6.07(f) of the Loan Agreement.

(i)
Guarantor must begin delivering the Guarantor Financial Statement on the first day of the month which is 6 months prior to the Term Expiration Date and continue delivering the Guarantor Financial Statement on the first day of every month thereafter until Guarantor exercises one of the Guarantor Expiration Alternatives. The Guarantor Financial Statement must demonstrate a net worth and liquidity that are acceptable to Lender. If a Guarantor Financial Statement indicates that Guarantor’s net worth or liquidity is unacceptable to Lender, upon Notice from Lender, Guarantor must immediately exercise one of the Guarantor Expiration Alternatives.

(ii)	Guarantor must exercise one of the Guarantor Expiration Alternatives prior to the Term Expiration Date.

(iii)
Guarantor’s requirements to deliver the Guarantor Financial Statements are in addition to any other requirements set forth in the Loan Documents requiring Guarantor to deliver any financial information (including the Guarantor’s requirements regarding financial covenants set forth in Section 20).

23.	Reserved.

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24.    Reserved.

25.	State-Specific Provisions. State-specific provisions, if any, are included on Schedule 1 to this Guaranty.

26.
Community Property. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or his or her spouse (“Guarantor Spouse”) is a community property jurisdiction, then each of the following apply:

(a)
Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all of Guarantor’s separate property and against the marital community property of Guarantor and Guarantor Spouse.

(b)
If Guarantor Spouse is not also a Guarantor of the Loan, Guarantor certifies that none of the assets shown on his or her financial statements submitted to Lender for purposes of underwriting the Loan were either (i) Guarantor Spouse’s individual property, or (ii) community property under the sole management, control, and disposition of Guarantor Spouse.

(c)
If Guarantor or Guarantor Spouse resides in Alaska, Arizona, Idaho, Louisiana, Nevada, New Mexico, Washington or Wisconsin, Guarantor has caused Guarantor Spouse to acknowledge this Guaranty as required on the signature page of this Guaranty.

27.	WAIVER OF TRIAL BY JURY.

(a)
GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)
GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

28.
Notices.  All Notices required under this Guaranty will be provided in accordance with the requirements of Section 11.03 of the Loan Agreement. Guarantor’s address for Notices is as set forth on the signature page of this Guaranty unless changed in accordance with this Section 28.

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29.	Attached Schedules and Riders. The following Schedules and Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

|X|    Schedule 1 – State Specific Provisions

|__|    Material Adverse Change Rider

|__|    Minimum Net Worth/Liquidity Rider

|__|    Other ___________________________

30.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

|X|    Exhibit A    Modifications to Guaranty

(Remainder of page intentionally left blank; signature pages follow.)

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative. Where applicable law provides, Guarantor intends that this Guaranty will be deemed to be signed and delivered as a sealed instrument.

GUARANTOR:

STEADFAST APARTMENT REIT III, INC.
a Maryland corporation

By:    _/s/ Kevin J. Keating_________________(SEAL)
Name:    _Kevin J. Keating___________________
Title:    _Treasurer_________________________

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(a)	Guarantor's Notice Address:

Name:	Steadfast Apartment REIT III, Inc.
Address:	c/o Steadfast Companies
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, General Counsel

(b)	Guarantor represents and warrants that Guarantor is:

[____] single
[____] married
[ X ] an entity

(c)	If Guarantor is married, then Guarantor represents and warrants that Guarantor’s state of residence is N/A and Guarantor Spouse’s state of residence is N/A.
Note: If Guarantor is an entity or an unmarried person, insert “N/A” in each blank.

(d)
If Guarantor (i) is married, and (ii) Guarantor Spouse is not also a Guarantor of this Loan, and (iii) Guarantor or Guarantor Spouse’s state of residence is Alaska, Arizona, Idaho, Louisiana, Nevada, New Mexico, Washington, or Wisconsin, then Guarantor must cause Guarantor Spouse to sign below in accordance with Section 26 of this Guaranty.

Any person signing this Guaranty solely as a Guarantor Spouse will bind only Guarantor Spouse’s marital community property and will not bind Guarantor Spouse’s separate property to the payment and performance of the Guarantor’s obligations under this Guaranty.

Note: If Guarantor is an entity or an unmarried person, insert “N/A” in each blank.
Guarantor Spouse’s Signature:     N/A
Guarantor Spouse’s Printed Name:    N/A
Guarantor Spouse’s Address:        N/A

(e)	If Guarantor is an entity, Guarantor represents and warrants that Guarantor’s term of existence, excluding any renewal or extension options:

[X] does not expire during the term of the Loan.
[_____] expires during the term of the Loan, and that the expiration date is ___________.

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SCHEDULE 1

STATE SPECIFIC PROVISIONS

Indiana
As used in this Guaranty, “Attorneys’ Fees and Costs” will mean (i) fees and out‑of‑pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees. Nothing in this clause is intended to limit the nature or extent of any costs or expenses that may be recovered by Lender from Guarantor.

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EXHIBIT A

MODIFICATIONS TO GUARANTY

None.

Guaranty - Multistate	Exhibit A-1